Exhibit 10.5

Mortgage of shares

Dated

GFInet Inc.

(as Chargor)

Bank of America, N.A.

(as Administrative Agent)

SNR Denton UK LLP

One Fleet Place

London EC4M 7WS

United Kingdom

DX 242

ii

Contents

1.	Interpretation	1

2.	Security	3

3.	Preservation of Security	4

4.	Warranties and Undertaking	5

5.	Documents and Registration	6

6.	Application of Proceeds	8

7.	Power of Attorney	8

8.	Protection of Purchaser	9

9.	Delegation	9

10.	Indemnity	9

11.	Waivers; Remedies Cumulative	10

12.	Further Assurance	10

13.	Notices	10

14.	Miscellaneous	11

15.	Release	12

16.	Governing Law and Jurisdiction	12

iii

Mortgage of Shares

Dated

Between

(1)       GFInet Inc. a corporation organised under the laws of Delaware in the United States of America (the “Chargor”); and

(2)       Bank of America, N.A. as agent and trustee for the Secured Parties (the “Administrative Agent” which expression shall include all successor Administrative Agents appointed from time to time).

Recitals

(A)      The Chargor enters into this Deed to secure the repayment and satisfaction of the Secured Liabilities.

(B)       The Chargor and the Administrative Agent intend that this document take effect as a deed notwithstanding that it may be executed under hand.

IT IS AGREED as follows:

1.         INTERPRETATION

1.1       Definitions

In this Deed:

Affiliate is defined in the Credit Agreement.

Company means GFI Newgate Limited, a limited liability company incorporated in England and Wales with company number 07197685.

Credit Agreement means that certain Amended and Restated Credit Agreement dated as of February 24, 2006 among GFI Group, Inc., a Delaware corporation, GFI Holdings Limited, a company incorporated in England and Wales, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, relating to the amendment and restatement of a credit agreement entered into as of August 23, 2004 and as the same may be further amended, modified, supplemented, extended, restated and replaced from time to time.

Debtor Relief Laws is defined in the Credit Agreement.

Domestic Security Agreement is defined in the Credit Agreement.

Enforcement Event means the acceleration of the payment of Loans pursuant to the Credit Agreement in accordance with the terms thereof.

Event of Default has the meaning given to that term in the Credit Agreement.

Foreign Loan Party is defined in the Credit Agreement.

Lenders is defined in the Credit Agreement.

Letter of Credit is defined in the Credit Agreement.

Loan is defined in the Credit Agreement.

Loan Documents is defined in the Credit Agreement.

Loan Party is defined in the Credit Agreement.

Related Rights means, in relation to the Shares, all dividends and other distributions paid or payable after today’s date on all or any of the Shares and all stocks, shares, securities (and the dividends or interest on them), rights, money or property accruing or offered at any time by way of redemption, bonus, preference, option rights or otherwise to or in respect of any of the Shares or in substitution or exchange for any of the Shares.

Secured Liabilities means all advances to, and debts, liabilities, obligations, covenants and duties of, any Foreign Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the any Foreign Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include any Swap Contract between any Foreign Loan Party and Swap Bank that is entered into in the ordinary course of business for mitigating risks and not for speculative purposes and all obligations under any Treasury Management Agreement between any Foreign Loan Party and Treasury Management Bank but excludes any obligation which, if it were so included, would result in a contravention of Chapter 2 of Part 18 of the Companies Act 2006.

Secured Parties means the Lenders, the Administrative Agent and any other holder of Secured Liabilities.

Security Assets means the Shares together with all Related Rights in respect of the Shares.

Security Period means the period beginning on the date of this Deed and ending on the date on which the Secured Liabilities have been satisfied in full (other than any obligations with respect to the indemnities set forth in the Loan Documents and/or collateralized letters of credit) and the commitments under the Credit Agreement shall have terminated or expired.

Shares means the 100 ordinary shares of £1.00 each issued and fully paid in the share capital of the Company and any other ordinary shares in the Company, in each case, which may be owned legally, beneficially or otherwise by the Chargor after the date of this Deed.

Swap Contract is defined in the Credit Agreement.

Treasury Management Agreement is defined in the Credit Agreement.

1.2       Construction

(a)        In this Deed, unless the contrary intention appears, a reference to:

(i)       assets includes properties, revenues and rights of every description, both present and future;

(ii)      an authorisation or a consent includes an approval, authorisation, consent, exemption, filing, licence, registration and resolution, in each case given or made in writing;

(iii)     an enactment (be it express or implied) includes references to any amendment, re-enactment, and/or legislation subordinate to that enactment and/or any permission of whatever kind given under that enactment;

(iv)     a Loan Document or any other agreement or instrument is a reference to that Loan Document or other agreement or instrument as amended, novated, supplemented or replaced (in whole or in part);

(v)      any party or person includes any person deriving title from it or any successor, transferee or assignee;

(vi)     a person includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(vii)    Clauses are to the clauses of this Deed; and

(viii)   a person who is not a party to this Deed (other than a Lender) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

(b)        In the event of any conflict between the provisions of this Deed and the Credit Agreement the provisions of the Credit Agreement shall prevail.

2.         SECURITY

2.1       Mortgage

In consideration of the Administrative Agent and the Lenders entering into the Credit Agreement, the Chargor in the manner specified in Clause 2.2 of this Deed and as security for the Secured Liabilities:

(a)        mortgages and agrees to mortgage to the Administrative Agent (as agent and trustee for the Secured Parties) all of the Shares, the same to be a security by way of a first equitable mortgage; and

(b)        mortgages and agrees to mortgage to the Administrative Agent (as agent and trustee for the Secured Parties) all the Related Rights accruing to all or any of the Shares, the same to be a security by way of a first equitable mortgage,

PROVIDED THAT:

(i)       until the occurrence of an Enforcement Event, all dividends and other distributions mortgaged as Related Rights pursuant to paragraph (b) above may be paid directly to the Chargor (in which case the Administrative Agent or its nominee shall execute any necessary dividend mandate) and, if paid directly to the Administrative Agent shall be paid promptly by it to the Chargor; and

(ii)      subject to paragraph (c) of Clause 5, until the occurrence of an Enforcement Event, all voting rights attaching to the Shares may be exercised by the Chargor or, where the Shares have been registered in the name of the Administrative Agent or its nominee, as the Chargor may direct in writing, and the Administrative Agent and any nominee of the Administrative Agent in whose name the Shares are registered shall execute any form of proxy or other document reasonably required in order for the Chargor to do so.

2.2       Title Guarantee

Every disposition effected by this Deed is made with full title guarantee.  The other terms of this Deed do not limit or extend any of the covenants implied by virtue of Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 but create separate and independent obligations having effect cumulatively with those implied covenants.

2.3       Excluded Collateral

Notwithstanding anything to the contrary contained in this Clause 2, the mortgage and charge of the Security Assets granted under this Clause 2 shall not extend to any assets expressly excluded from section 2 of the Domestic Security Agreement as applicable.

3.         PRESERVATION OF SECURITY

3.1       Continuing Security etc.

The security constituted by this Deed:

(a)        shall be a continuing security and shall not be satisfied by any intermediate payment or satisfaction of the whole or any part of the Secured Liabilities but shall secure the ultimate balance of the Secured Liabilities; and

(b)        shall be in addition to and shall not be affected by any other security interest now or subsequently held by the Administrative Agent for all or any of the Secured Liabilities.

3.2       No Merger of Security

No prior security held by the Administrative Agent (whether in its capacity as Administrative Agent or otherwise) or any of the other Secured Parties over the whole or any part of the Security Assets shall merge into the security constituted by this Deed.

3.3       Obligations not affected

Neither the obligations of the Chargor under this Deed nor the security constituted by this Deed shall be affected by any act, omission or circumstances which but for this provision might operate to release or otherwise exonerate the Chargor from its obligations under this Deed or affect such obligations or security including (but without limitation) and whether or not known to the Chargor or the Administrative Agent or any other Secured Party:

(a)        any time or indulgence granted to or composition with the Chargor or any Loan Party or any other person;

(b)        the variation, extension, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any terms of any Loan Document or any rights or remedies against, or any security granted by, the Chargor, any Loan Party or any other person;

(c)        any irregularity, invalidity or unenforceability of any obligations of the Chargor or any Loan Party under the Loan Documents or any other document or agreement or any present or future law or order of any government or authority (whether of right or in fact) purporting to reduce or otherwise affect any of such obligations to the intent that the Charger’s obligations under this Deed and this security shall remain in full force and this Deed shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity, law or order;

(d)        any legal limitation, disability, incapacity or other circumstances relating to the Chargor, any Loan Party or any other person or any amendment to or variation of the terms of any Loan Document or any other document or security.

3.4       Waiver by Chargor

The Chargor waives any right it may have of first requiring the Administrative Agent or any other Secured Party to proceed against or claim payment from any person or enforce any guarantee or security before enforcing this Deed.

3.5       Certificate of Administrative Agent conclusive

A certificate of the Administrative Agent as to the amount of the Secured Liabilities shall, as against the Chargor, be conclusive evidence of such amount in the absence of manifest error.

3.6       Reinstatement

Where any discharge (whether in respect of this Deed, any other security or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation or otherwise without limitation, this security and the liability of the Chargor under this Deed shall continue as if there had been no such discharge or arrangement.

4.         WARRANTIES AND UNDERTAKING

4.1       Warranties

Except as otherwise provided in the Credit Agreement, the Chargor represents and warrants to the Secured Parties that:

(a)        it is and will remain the sole beneficial owner of its Security Assets and, save where the Security Assets have been registered in the name of the Administrative Agent (as agent and trustee on behalf of itself and the Secured Parties) or its nominee pursuant to this Deed, is and will remain the absolute legal owner of its Security Assets save to the extent permitted to be disposed of or encumbered under the Loan Documents;

(b)        it will not take any action whereby the rights attaching to its Security Assets are altered or diluted in a manner adverse to the interests of the Administrative Agent or the other Secured Parties hereunder save to the extent permitted under the Loan Documents;

(c)        the Shares are fully paid and non-assessable (except as such rights may arise under mandatory provisions of applicable statutory law that may not be waived or otherwise agreed and not as a result of any rights contained in any organisational document) and neither the Shares nor the Related Rights are subject to any options to purchase or similar rights of any person;

(d)        the Shares include and will continue to include all of the issued share capital of the Company owned by the Chargor,

(e)        the execution and delivery of this Deed and the creation of the security contemplated by it will not contravene any restriction to which the Chargor, the Company or the Security Assets are subject;

(f)         this Deed constitutes the legal, valid and binding obligations of the Chargor, enforceable in accordance with its terms, subject to laws affecting creditors’ rights generally and general principles of equity; and

(g)        the Chargor is duly incorporated under the laws of Singapore and has the full power and authority (and has taken all necessary corporate authorisations) to execute this Deed and comply with its obligations under this Deed.

4.2       Undertakings

Except as otherwise provided in the Credit Agreement, the Chargor undertakes to the Secured Parties that:

(a)        it will not assign, pledge or otherwise encumber the whole or any part of the Security Assets to anyone other than the Administrative Agent (as agent and trustee for the Secured Parties) and other than as permitted under the Loan Documents;

(b)        it will not take or permit the taking of any action whereby the rights attaching to any of the Security Assets or any other shares in the Company are altered or further shares in the Company are issued other than as permitted under the Loan Documents.

5.         DOCUMENTS AND REGISTRATION

5.1       Deposit of securities and registration

(a)        The Chargor shall forthwith deposit with the Administrative Agent (as agent and trustee for the Secured Parties) or as the Administrative Agent may direct all bearer instruments, share certificates and other documents of title or evidence of ownership in relation to the Shares and their Related Rights and shall execute and deliver to the Administrative Agent all such share transfers and other documents as may reasonably be requested by the Administrative Agent in order to enable the Administrative Agent or its nominees to be registered as the owner or otherwise to obtain a legal title to the same (in each case, for the purpose of the mortgage and charge under this Deed) and, without limiting the generality of the foregoing shall (for such purpose) deliver to the Administrative Agent (as agent and trustee for itself and the Secured Parties) on today’s date executed (and, if required to be stamped, pre-stamped) share transfers for all the Shares in favour of the Administrative Agent and/or its nominee(s) as transferees or, if the Administrative Agent so directs, with the transferee left blank and shall procure that all such share transfers are at the request of the Administrative Agent forthwith registered by the Company and that share certificates in the name of the Administrative Agent and/or such nominee(s) in respect of all the Shares are forthwith delivered to the Administrative Agent.

(b)        The Chargor shall provide the Administrative Agent with certified copies of all resolutions and authorisations approving the execution of such transfer forms and registration of such transfers as the Administrative Agent may reasonably require.

(c)        The Administrative Agent and its nominee may at any time after an Enforcement Event has occurred exercise or refrain from exercising (in the name of the Chargor, the registered holder or otherwise and without any further consent or authority from the Chargor and irrespective of any direction given by the Chargor) in respect of the Security Assets any voting rights and any powers or rights under the terms of the Security Assets or otherwise which may be exercised by the person or persons in whose name or names the Security Assets are registered or who is the holder thereof, including, without limitation, all the powers given to trustees by any legislation in respect of securities or property subject to a trust.  The Chargor shall not without the previous consent in writing of the Administrative Agent exercise the voting rights attached to any of the Shares in favour of resolutions in violation of this Deed or the Credit Agreement.  After an Enforcement Event has occurred, the Chargor hereby irrevocably appoints the Administrative Agent or its nominees its proxy to exercise (as provided in or permitted by this Deed) all voting rights so long as the Shares remain registered in the name of the Chargor.

(d)        The Chargor during the continuance of this security will make all payments which may become due in respect of any of the Security Assets and, during the continuance of an Event of Default in making any such payment, the Administrative Agent may if it thinks fit make such payment on behalf of the Chargor.  Any sums so paid by the Administrative Agent shall be repayable by the Chargor to the Administrative Agent on demand and pending such repayment shall constitute part of the Secured Liabilities.

(e)        It is expressly agreed that, notwithstanding anything to the contrary contained in this Deed, the Chargor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Security Assets and neither the Administrative Agent nor any other Secured Party shall be under any obligation or liability by reason of or arising out of the security over the Security Assets conferred by this Deed.  Neither the Administrative Agent nor any other Secured Party shall be required in any manner to perform or fulfil any obligation of the Chargor in respect of the Security Assets, or to make any payment, or to receive any enquiry as to the nature or sufficiency of any payment received by them, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which they may have been or to which they may be entitled under this Deed at any time or times.

(f)         Subject to the proviso to Clause 2.1, upon the occurrence of an Event of Default and at any time thereafter while the same is continuing the Administrative Agent shall be entitled to put into force and exercise in accordance with the terms of the Credit Agreement any and every power possessed by the Administrative Agent by virtue of the security over the Security Assets conferred by this Deed or available to a secured creditor (so that Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this security) and in particular (without limitation):

(i)       to sell all or any of the Security Assets in any manner permitted by law upon such terms as the Administrative Agent shall in its absolute discretion determine;

(ii)      to collect, recover or compromise and give a good discharge for any moneys payable to the Chargor in respect of the Security Assets or in connection with them; and

(iii)     to act generally in relation to the Security Assets in such manner as the Administrative Agent acting reasonably shall determine.

(g)        For the avoidance of doubt, the Chargor agrees that the enforceability of the security over the Security Assets conferred by this Deed is not dependent on the performance or non-performance by any Secured Party of its obligations under any agreement with the Chargor or the Guarantor or any other person.

5.2       Dematerialisation and further documents of title

The Chargor shall:

(a)        immediately on conversion of any of the Shares from certificated to uncertificated form, and on the creation or conversion of any other securities which are for the time being comprised in the Security Assets in or into uncertificated form, give such instructions or directions as the Administrative Agent may reasonably require in order to protect or preserve its security; and

(b)        promptly upon receipt of any certificate or other document evidencing any entitlement to any further or other Security Assets deposit it with the Administrative Agent together with such share transfer forms in blank or other documents as the Administrative Agent may reasonably require.

6.         APPLICATION OF PROCEEDS

Any monies received by the Administrative Agent after this Deed has become enforceable shall be applied in accordance with Section 9.03(b) of the Credit Agreement.

7.         POWER OF ATTORNEY

Upon the occurrence of an Event of Default and while the same is continuing, the Chargor, by way of security, irrevocably appoints the Administrative Agent the attorney of the Chargor on its behalf and in the name of the Chargor or the Administrative Agent (as the attorney may decide) to do all acts and things and execute all documents which the Chargor could itself do in relation to any of the Security Assets in connection with any of the matters provided for in this Deed, including (without limitation but subject to the proviso to Clause 2.1):

(a)        to execute any transfer, bill of sale or other assurance in respect of the Security Assets;

(b)        to exercise all the rights and powers of the Chargor in respect of the Security Assets;

(c)        to ask, require, demand, receive, compound and give a good discharge for any and all moneys and claims for moneys due and to become due under or arising out of any of the Security Assets;

(d)        to endorse any cheques or other instruments or orders in connection with any of the Security Assets; and

(e)        to make any claims or to take any action or to institute any proceedings which the Administrative Agent considers to be necessary or advisable to protect the security created by this Deed.

8.         PROTECTION OF PURCHASER

8.1       No enquiry

No purchaser or other person dealing with the Administrative Agent or with its attorney or agent shall be concerned to enquire:

(a)        whether any power exercised or purported to be exercised by it or him has become exercisable;

(b)        whether any money remains due on this security;

(c)        as to the propriety or regularity of any of its or his actions; or

(d)        as to the application of any money paid to it or him.

8.2       Dealings valid

In the absence of bad faith on the part of such purchaser or other person, such dealings shall be deemed, so far as regards the safety and protection of such purchaser or other person, to be within the powers conferred by this Deed and to be valid accordingly.  The remedy of the Chargor in respect of any impropriety or irregularity whatever in the exercise of such powers shall be in damages only.

9.         DELEGATION

The Administrative Agent may at any time or times:

(a)        delegate to any person(s) all or any of its rights, powers and discretions under this Deed on such terms (including power to sub-delegate) as the Administrative Agent sees fit; and

(b)        employ agents, managers, employees, advisers and others on such terms as the Administrative Agent sees fit for any of the purposes set out in this Deed.

10.       INDEMNITY

10.1     Expenses

The Chargor will indemnify the Administrative Agent (as agent and trustee for itself and the Secured Parties) and the other Secured Parties and every attorney appointed by the Administrative Agent in respect of all liabilities and expenses incurred by the Administrative

Agent, such Secured Party or attorney in good faith in the execution or purported execution of any rights in accordance with this Deed.

10.2     Secured Parties not liable

Neither the Administrative Agent nor any other Secured Party shall be liable for any losses arising in connection with the exercise or purported exercise of any of its rights, powers and discretions in good faith under this Deed and in particular (but without limitation) the Administrative Agent in possession shall not be liable to account as mortgagee in possession or for anything except actual receipts.

11.       WAIVERS; REMEDIES CUMULATIVE

The rights of the Administrative Agent under this Deed:

(a)        may be exercised as often as necessary;

(b)        are cumulative and are not exclusive of its rights under the general law; and

(c)        may be waived only in writing and specifically and may be on such terms as the Administrative Agent sees fit.

12.       FURTHER ASSURANCE

The Charger shall from time to time upon the request of the Administrative Agent promptly and duly execute and deliver any and all such further instruments and documents as the Administrative Agent may (acting reasonably) deem necessary for the purpose of obtaining the full benefit of this Deed and of the rights and powers generated under it.

13.       NOTICES

13.1     Delivery and Receipt

All notices pertaining to this Deed shall be given in writing or facsimile and shall be deemed to be given as follows:

(a)        if in writing, when delivered; and

(b)        if by facsimile, when received,

save that any notice delivered or received on a non-working day or after business hours shall be deemed to be given on the next working day at the place of delivery or receipt.

13.2     Addresses

(a)        The Chargor’s address and facsimile number for notices is:

GFI Group

1 Snowden Street

London EC2A 2DQ

Attention:      Nigel Brahams

Facsimile:      +44 (0) 7422 1164

With a copy to:

GFI Group Inc.

55 Water Street

New York, NY 10041

Attention:      Scott Pintoff

Facsimile:      +1 212 962 2965

or such as the Chargor may notify to the Administrative Agent by not less than 10 days’ notice.

(b)        The Administrative Agent’s address and facsimile number for notices are:

Bank of America, N.A.

335 Madison Avenue

New York, New York 10017

Attention:               Don Pinzon

Facsimile:               +1 646 556 0326

or such as the Administrative Agent may notify to the Chargor by not less than 10 days’ notice.

14.       MISCELLANEOUS

14.1     Assignment

The Chargor may not assign any of its rights under this Deed.  The Administrative Agent may assign all or any part of its rights hereunder from time to time in accordance with the terms of the Credit Agreement.  References to the Administrative Agent include assigns of the Administrative Agent.

14.2     Severability

If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)        the validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)        the validity or enforceability in other jurisdictions of that or any other provision of this Deed.

14.3     Counterparts

This Deed may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any party may enter into this Deed by executing a counterpart.

14.4     Trust

(a)        The Administrative Agent shall hold the benefit of the covenants, mortgages, assignments and charges given by the Chargor in this Deed upon trust for the benefit of the Secured Parties.

(b)        The perpetuity period for each trust created by this Deed shall be 80 years.

15.       RELEASE

Upon the expiry of the Security Period (or sale or other disposition permitted by the Credit Agreement but not otherwise), the Administrative Agent shall, at the request and cost of the Chargor, take whatever action is reasonably necessary to release the Security Assets from the security constituted by this Deed and/or reassign the benefit of the Security Assets to the Chargor and return to the Chargor all certificates and other documents of title to the Shares, together with such instruments of transfer in respect thereof as may be reasonably necessary in the circumstances, duly executed in favour of the Chargor.

16.       GOVERNING LAW AND JURISDICTION

16.1     Governing Law

This Deed and all non-contractual obligations arising out of or in connection with it shall be governed by English law.

16.2     Jurisdiction

(a)        The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination hereof or any non-contractual obligation arising out of or in connection with this Deed) (a “Dispute”).

(b)        The parties hereto agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

(c)        No party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, a party may take concurrent proceedings in any number of jurisdictions.

16.3     Service of process

(a)        Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

(i)         irrevocably appoints GFI Holdings Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

(ii)      agrees that failure by a process agent to notify the Chargor of the process will not invalidate the proceedings concerned.

THIS DEED has been executed and delivered as a deed by each party hereto on the date specified above.

SIGNATORIES

The Chargor

Signed as a deed by GFInet Inc.	)
a company incorporated in Delaware,	)
acting by	)
	)	Authorised Signatory
who in accordance with the laws of that	)
territory is/are acting under the authority	)
of that company	)
Authorised Signatory

The Administrative Agent

Signed as a deed by
BANK OF AMERICA, N.A.	)
a company incorporated in New York,	)
acting by	)	Authorised Signatory
)
who in accordance with the laws of that	)
territory is/are acting under the authority	)
of that company	)	Authorised Signatory